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                                   EXHIBIT 23



INDEPENDENT AUDITORS' CONSENT





We consent to the incorporation by reference in Amendment No. 1 to Registration Statement No. 33-52441 on Form S-3 and Registration Statement No. 33-62344 on Form S-8 of Vornado Realty Trust of our report dated March 9, 1995 (March 15, 1995 as to Note 17), appearing in its Annual Report on Form 10-K for the year ended December 31, 1994.



Deloitte & Touche LLP
Parsippany, New Jersey
March 15, 1995